LeMaitre Vascular Acquires Vascular Architects

BURLINGTON, Mass., Sept. 20 /PRNewswire-FirstCall/ -- LeMaitre Vascular, Inc., (Nasdaq: LMAT), a provider of peripheral vascular devices and implants, today acquired the business of Vascular Architects, a privately-held medical device company, for $2.8 million. Vascular Architects markets and sells devices for Remote Endarterectomy ("RE"), a hybrid open/endovascular procedure for the minimally invasive removal of plaque, typically in the superficial femoral artery in the thigh. The all-cash purchase price represents a 1.6 multiple of the acquired company's last-twelve-months' net revenues of $1.8 million.

Key attributes of Vascular Architects:

-- Vascular Architects markets a suite of six surgical and endovascular de-bulking tools for treating long-segment peripheral occlusive disease via RE. These six tools account for the majority of Vascular Architects' net revenues. Five of these tools are single-use, disposable and patent protected.

-- Vascular Architects also markets an implantable, helical covered stent.

-- 90% of Vascular Architects' net revenues are derived from sales in the United States.

-- Vascular Architects' devices are sold at an attractive gross margin, primarily direct-to-hospitals.

-- The Vascular Architects business was owned by The Wallace Enterprises, Inc., based in Nashville, TN.

-- Vascular Architects' devices are used primarily by peripheral vascular surgeons.

"We expect that the Vascular Architects products will leverage our targeted vascular surgery sales force. The expanding geographic reach of our sales force should help bring the RE procedure into the armamentarium of more vascular surgeons" said David B. Roberts, President of LeMaitre Vascular. "As is typical in our past acquisitions, the essence of the Vascular Architects transaction is about bringing together an innovative vascular product and our expanding sales force," he added.

LeMaitre Vascular did not acquire Vascular Architects' Nashville facility or any manufacturing operations in the transaction.

Following the acquisition, LeMaitre Vascular has increased its 2007 revenue guidance to $39.75 - $41.25 million. LeMaitre Vascular expects the Vascular Architects acquisition to be slightly dilutive over the next twelve months. Thereafter the company expects the acquisition to be accretive. The likely retention of several Vascular Architects sales representatives increases LeMaitre Vascular's Q1, 2008 sales force objective to 55-60 direct sales reps.

LeMaitre Vascular will be hosting a conference call to discuss the Vascular Architects acquisition at 8:30am EDT, Friday, September 21, 2007. The dial-in number is 866-831-6291 (+1 617-213-8860 for international callers), using passcode 84625759. A replay of the call will be available at http://www.lemaitre.com/investor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Specifically, statements regarding the Company's financial guidance and its operational objectives, and the Company's ability to integrate the acquired products and sales force into its business, are forward-looking statements involving risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, the Company's ability to realize the anticipated benefits of its acquisitions, risks related to product demand and market acceptance of the Company's products, the significant competition the Company faces from other companies, technologies and alternative medical procedures, the Company's ability to expand its sales force, particularly in markets where the Company thinks it is currently underrepresented, the Company's ability to expand its product offerings through internal development or acquisition, disruption at the Company's single manufacturing facility, the Company's lack of experience with and general uncertainty related to seeking regulatory approvals for its products, particularly in the United States, potential claims of third parties that the Company's products infringe their intellectual property rights and the risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, under the heading "Risk Factors" filed with the SEC, and available on its investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov, and in subsequent SEC filings. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.